UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Integral Vision, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Integral Vision, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Integral Vision, Inc., a Michigan corporation, will be held at the corporate offices, 49113 Wixom Tech Drive, Wixom, Michigan 48393, on Wednesday, May 20, 2009 at 4:00 p.m. local time for the following purposes, all of which are more completely set forth in the accompanying proxy statement.

1.	To elect five Directors;

2.	To amend the articles of incorporation of the Company to increase the authorized common stock from 70,000,000 shares to 90,000,000 shares;

3.	To ratify the Amendment and Restatement of Integral Vision, Inc. 2008 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the meeting.

In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at March 30, 2009.  Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting.

By Order of the Board of Directors

Max A. Coon
Secretary

Wixom, Michigan
March 24, 2009

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE AND SIGN THE PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.  THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.  THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Integral Vision, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on May 20, 2009 at 4:00 p.m., or any adjournments thereof.  Notice of this Proxy Statement is being mailed on or about April 7, 2009 to all holders of record of common stock of the Company as of the close of business on March 30, 2009.

PURPOSE OF THE MEETING

The purpose of this Annual Meeting of Shareholders shall be to elect Directors, to amend the Company’s articles of incorporation to increase the number of authorized shares of the Company’s Common Stock from 70,000,000 to 90,000,000, to ratify the Amendment and Restatement of Integral Vision, Inc. 2008 Equity Incentive Plan, and to transact such other business as may properly come before the meeting.

VOTING

Common Stock with no par value and Series A Convertible Preferred Stock are the only voting stocks of the Company.  Only holders of record at the close of business on March 30, 2009 are entitled to vote.  In the case of Common Stock, holders are entitled to one (1) vote for each share held.  As of March 24, 2009, the Company had 30,750,409 common shares outstanding and no preferred shares outstanding.  Holders of stock entitled to vote at the meeting do not have cumulative voting rights with respect to the election of Directors.

All shares represented by proxies shall be voted "FOR" each of the matters recommended by management unless the Shareholder, or his duly authorized representative, specifies otherwise or unless the proxy is revoked.  Any Shareholder who executes the proxy referred to in this statement may revoke it before it is exercised, provided written notice of such revocation is received at the office of the Company in Wixom, Michigan at least twenty-four (24) hours before the commencement of the meeting, or provided the grantor of the proxy is present at the meeting and, having been recognized by the presiding officer, announces such revocation in open meeting.  All Shareholders are encouraged to date and sign the proxy form, indicate your choice with respect to the matters to be voted upon and return it to the Company.

Directors are elected by plurality vote, meaning that the five persons receiving the most votes at the meeting, assuming a quorum is present, are elected as directors of the Company. Most corporate governance actions other than elections of directors are approved by a majority of the votes cast.  Although state law and the articles of incorporation and bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculations as to the presence of a quorum, but will not be counted as votes cast in such matter in the calculation as to the needed majority vote.

ELECTION OF DIRECTORS

It is the intention of the persons named in the proxy to vote for election of the following nominees to the Board of Directors to hold office until the next Annual Meeting or until their successors are elected.  In the event any nominee should be unavailable, which is not anticipated, the shares may, in the discretion of the proxy holders, be voted for the election of such persons as the Board of Directors may submit.  Directors are elected for a term of one (1) year and until their successors are elected and qualified. Although the Company’s Board of Directors will be composed of five members, the bylaws of the Company allow for up to nine directors.  In the event qualified individuals are identified after the Annual Meeting of Shareholders, up to four additional directors could be appointed at such later date by the Board.

The following information is furnished concerning the nominees, all of whom have been nominated by the Board of Directors and, except for Mr. Doede, are presently Directors of the Company.

Name	Present Position with the Company and Principal Occupation	Age	Served as Director Since

Max A. Coon	Secretary and Vice Chairman of the Board of Integral Vision, Inc.; President and Chairman of the Board of Maxco, Inc.	74	1978

Charles J. Drake	Chairman of the Board and Chief Executive Officer of Integral Vision, Inc.	68	1978

Vincent Shunsky	Treasurer and Director of Integral Vision, Inc.;	60	1978

William B. Wallace	Director of Integral Vision, Inc.; Senior Managing Director of Equity Partners Ltd., a West Bloomfield, Michigan based private investment banking firm	64	1990

Mark R. Doede	President, Chief Operating Officer, and Chief Financial Officer of Integral Vision, Inc.	51	N/A

All of the foregoing Directors and nominees have been engaged in the principal occupation specified for the previous five years except Vincent Shunsky who was a Director, Treasurer and Vice President of Finance of Maxco until December 1, 2005 and has been affiliated with the Gannon Group, P.C., a Lansing, Michigan based business and real estate valuation firm, since January 2006.

Mr. Coon is also a Director of Maxco, Inc., the common stock of which is traded on the Pink Sheets over-the-counter (OTC) market.

During the year ended December 31, 2008, there were a total of four meetings of the Board of Directors.  Max A. Coon and Vincent Shunsky were present at fewer than 50% of the meetings held during the period.

The Board of Directors has established a Compensation Committee whose members are Max A. Coon and Vincent Shunsky.  The Compensation Committee is responsible for establishing compensation for the Company’s Chief Executive Officer, approving executive compensation levels of all other executives and authorizing the levels and timing of bonus payments.  In addition, this committee is responsible for administering the Company's Stock Compensation Plans and the new Equity Incentive Plan, including designating the recipients and terms of specific grants.   The Compensation Committee acted ten times during the year ended December 31, 2007 to establish compensation criteria and levels and to grant options.

Director Nominations

The Company does not have a standing nominating committee.  Because of the small size of the Company and the technical nature of the industry in which the Company operates, the board believes it is appropriate for the duties of identifying nominees for election to the Board of Directors to be performed by the full board, whose members are identified above.  No charter has been adopted for the nominating committee.  Because the common stock of the Company is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the Board of Directors performing duties regarding the nomination of director candidates.  Nevertheless, Max Coon, William Wallace and Vincent Shunsky are independent as defined in the listing standards of the Nasdaq Stock Market.

The Board of Directors will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Investor Relations, Integral Vision, Inc., 49113 Wixom Tech Drive, Wixom, Michigan 48393, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the common stock of the Company beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residence) of the shareholder making the recommendation  and the number of shares of the common stock of the Company beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation.  The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company.  Shareholder recommendations will be considered only if received no less than 120 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.

The Board of Directors will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee.  The Board of Directors believes that a nominee recommended for a position on the Company’s Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills.  For a new potential board member, the Board of Directors will in the first instance consider the independence of the potential member and the appropriate size of the board and then the qualifications of the proposed member.  Qualifications of a prospective nominee that may be considered by the Board of Directors include:

•	Personal integrity and high ethical character;
•	Professional excellence;
•	Accountability and responsiveness;
•	Absence of conflicts of interest;
•	Fresh intellectual perspectives and ideas; and
•	Relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

The Company did not receive, by December 26, 2008, any recommended nominee from any shareholder.

Audit Committee and Committee Report.

The Board of Directors has adopted a Charter to govern the operations of its Audit Committee.  A copy of this Charter was included as an exhibit to the Company's proxy statement for the year ended December 31, 2004. The Charter requires that the Audit Committee shall be comprised of at least two directors, each of whom is independent of management and the Company.  As stated above, because the common stock of the Company is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the Audit Committee.  However, the Charter requires that each member of the Audit Committee be independent as defined in the listing standards of the Nasdaq Stock Market.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements to be included in the Company’s Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards.  Also, the committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters described in the written disclosures and letter required to be furnished by the independent auditors in accordance with the standards established by the Independence Standards Board.

The committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The committee meets with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The committee held four meetings during the year ended December 31, 2008.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

For the year ended December 31, 2008, the Board of Directors appointed an Audit Committee whose members were William B. Wallace and Vincent Shunsky.  It is the opinion of the Board of Directors that the members of the Audit Committee are each independent under the above definition.  In addition, the Board of Directors has determined that both William B. Wallace and Vincent Shunsky meet the definition of a “financial expert” as defined in Item 401(h) of regulation S-K (17 CFR Section 299.401(h)).

Director Compensation

Mr. Wallace earns $200 per meeting and $800 per month for his responsibilities as the Audit Committee Chairperson.  Vincent Shunsky earns $200 per meeting and $600 per month.  None of our other directors receive any fees or other compensation for acting as directors.

Communications with the Board of Directors

Shareholders and other interested parties may communicate with the Board of Directors, including the independent directors, by sending written communication to the directors c/o the Chairman of the Board, 49113 Wixom Tech Drive, Wixom, Michigan 48393.  All such communications will be reviewed by the Chairman, or his designate, to determine which communications will be forwarded to the directors.  All communications will be forwarded except those that are related to Company products and services, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Chairman, or his designate.

The Chairman shall maintain and provide copies of all such communications received and determined to be forwarded to the Board of Directors in advance of each of its meetings.  In addition, the Chairman will indicate to the board the general nature of communications that were not determined to be forwarded and such communications will be held until each board meeting to be reviewed by any interested director.

The Company has a policy and practice of requiring all directors standing for election at an annual meeting of Shareholders to attend such meeting.  All but two of the Company’s directors attended the Company’s annual meeting of its Shareholders held on May 14, 2008.

EXECUTIVE OFFICERS

The following table sets forth information concerning the Executive Officers of the Company.

Name	Present Position with the Company and Principal Occupation	Age	Served as Officer Since

Charles J. Drake	Chairman of the Board and Chief Executive Officer of Integral Vision, Inc.	68	1978

Mark R. Doede	President, Chief Operating Officer, and Chief Financial Officer of Integral Vision, Inc.	51	1989

Jeffery Becker	Senior Vice President of Integral Vision, Inc.	47	2007

Andrew Blowers	Chief Technical Officer of Integral Vision, Inc.	41	2002

Paul M. Zink	Vice President of Applications Engineering of Integral Vision, Inc.	43	2007

Max A. Coon	Secretary and Vice Chairman of the Board of Integral Vision, Inc.; President and Chairman of the Board of Maxco, Inc.	74	1978

Vincent Shunsky	Treasurer and Director of Integral Vision, Inc.	60	1978

All of the foregoing officers of the Company have been engaged in the principal occupations specified above for the previous five years except as follows:

Mr. Becker was appointed Senior Vice President in May 2007.  Mr. Becker served as a Sales Engineer from 2005 to 2007.  Prior to 1999, Mr. Becker worked for the Company in various capacities, including spending extensive time in China for the Company.  From 1999 to 2005 Mr. Becker was not employed by the Company or involved in any activities associated with our business.  We rehired Mr. Becker in 2005 because of our prior relationship with him, especially his extensive experience with China.

Mr. Paul Zink was appointed Vice President Applications Engineering in May 2007. Prior to that time, Mr. Zink served as Director Vision Applications from November 1998, Manager Vision Engineering from March 1995 to 1998, Software Supervisor from June 1993 to 1995 and Software Engineer from March 1991 to 1993.

Vincent Shunsky was a Director, Treasurer and Vice President of Finance of Maxco until December 1, 2005 and has been affiliated with the Gannon Group, P.C., a Lansing, Michigan based business and real estate valuation firm, since January 2006.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors (the "Committee") consists of Max A. Coon and Vincent Shunsky.  Mr. Coon, although an officer of the Company, is also an officer and director of Maxco, Inc., is paid by Maxco, Inc. and receives no compensation from the Company.  Mr. Shunsky, although an officer of the Company, receives no compensation from the Company other than a director fee of $600 per month and $200 per meeting.  The Compensation Committee acted ten times during the year ended December 31, 2008 to establish compensation criteria and levels and to grant options.  The Compensation Committee does not have a charter.

Overview and Philosophy

The Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies.  In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

The objectives of the Company's executive compensation program are to:

-	Support the achievement of desired Company performance.
-	Provide compensation that will attract and retain superior talent and reward performance.
-
Align the executive officers' interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance, and through the granting of equity incentives.

The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity.  The Compensation Committee will use its discretion to set executive compensation where, in its judgment, external, internal or an individual's circumstances warrant it.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company.  Based on such review and discussion, the Committee recommended to the Board of Directors that such discussion and analysis be included herein.

Executive Officer Compensation Program

The Company's executive officer compensation program is composed of base salary, bonus, long-term incentive compensation in the form of equity, and various benefits, including medical and employee savings plans, generally available to employees of the Company.

Base Salary

Base salary levels for the Company's executive officers are competitively set relative to other comparable companies.  In determining salaries, the Committee also takes into account individual experience and performance.  Due to the Company’s circumstances, base salary levels for certain of the Company's executive officers were unchanged from the prior year.

Stock Option Program

The stock option program is the Company's long-term incentive plan for executive officers and key employees.  The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's common stock.

In May 2008, the 2008 Equity Incentive Plan (“Plan”) allowing the issuance of equity based incentives on up to 4,828,000 shares of the Company’s common stock was approved by shareholders.  The Plan is designed to promote the interests of the Company and its shareholders by providing a means by which the Company can grant equity-based incentives to eligible employees of the Company or any Subsidiary as well as non-employee directors, consultants, or advisors who are in a position to contribute materially to the Company’s success (“Participants”).  The Plan permits the Compensation Committee of the Company's Board of Directors to grant Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, and Shares.

In May 2004, a stock option plan allowing the issuance of options on up to 1,000,000 shares of the Company's common stock was approved by the Shareholders.  This stock option plan provides for the grant of both options intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code, as amended, and non-statutory stock options which do not qualify for such treatment.

The stock option plan authorizes a committee of directors to award executive and key employee stock options, as well as options to directors and non-employees who are in a position to materially benefit the Company.  Stock options are granted at an option price equal to the fair market value of the Company's common stock on the date of grant, have ten-year terms and can have exercise restrictions established by the committee, provided that the Compensation Committee of the Board of Directors is authorized to approve modifications to the option price and other terms of stock options at or subsequent to their issuance.

Stock option plans, each authorizing options on 500,000 shares of our common stock on substantially the same terms, were approved by our shareholders in 1999 and 1995.

Employee Savings Plan

Effective July 1, 1986, the Company adopted a 401(k) Employee Savings Plan.  The 401(k) is a “cash or deferred” plan under which employees may elect to contribute a certain portion of their compensation which they would otherwise be eligible to receive in cash.  The Company has agreed to make a matching contribution of 20% of the employees' contributions of up to 6% of their compensation.  In addition, the Company may make a profit sharing contribution at the discretion of the Board.  All full time employees of the Company who have completed six months of service are eligible to participate in the plan.  Participants are immediately 100% vested in all contributions.  The plan does not contain an established termination date and it is not anticipated that it will be terminated at any time in the foreseeable future.

Benefits

The Company provides medical benefits to the executive officers that are generally available to Company employees.  Additionally, executive officers may be provided with other benefits, such as life insurance and an automobile allowance. See the Summary Compensation Table below for further detail.

Chief Executive Officer

Charles J. Drake has served as the Company's Chief Executive Officer since 1978.  His base salary for the 2008 fiscal year was $160,000.  The bonus paid to Mr. Drake for 2008 was $60,000.  Due to the Company’s circumstances, Mr. Drake’s salary was unchanged from the prior year.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for each of the last two fiscal years awarded to or earned by the Chief Executive Officer of the Company and to the other executive officers whose compensation for the 2008 fiscal year exceeded $100,000:

		Annual Compensation			Long Term Compensation			All Other Compensation

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Options ($)	1	($)		Total
Charles J. Drake	2008	160,000		80,000	300,000	168,216		18,113	[2]	726,329
Chief Executive Officer	2007	160,000		20,000		-		17,018	[2]	197,018

Mark R. Doede	2008	120,000		36,000	55,200	40,453		15,592	[4]	212,045
President & Chief Operating Officer	2007	120,000		36,000		28,473		14,369	[4]	198,842

Jeffery J. Becker	2008	104,665	[2]	12,000		85,531		10,384	[5]	115,049
Senior Vice President	2007	97,472	[2]	8,000		-		10,882	[5]	108,354

Andrew Blowers	2008	117,000		33,000		97,306		10,388	[6]	257,694
Chief Technical Officer	2007	117,000		33,000aa		34,983		11,301	[6]	196,284

Paul M. Zink	2008	117,000		-		65,380		11,453	[7]	193,833
Vice President of Applications	2007	113,000		-		18,829		6,453	[7]	138,281

1 Refer to Note I of the Financial Statements as presented in the 10-K for the year ended December 31, 2008 for more information.
2 Includes $19,665 and $12,472 of commissions in 2008 and 2007, respectively.
3 Includes term life insurance premiums of $300 in 2008 and 2007.
4 Includes term life insurance premiums of $346 in 2008 and 2007.
5 Includes term life insurance premiums of $253 in 2008 and $245 in 2007.
6 Includes term life insurance premiums of $337 in 2008 and 2007.
7 Includes term life insurance premiums of $323 in 2008 and 2007.

Options Exercised During Fiscal Year

There were no options exercised during the fiscal year by executive officers named in the Summary Compensation Table above.

Options Granted During Fiscal Year

The following table lists options granted under a plan to executive officers named in the Summary Compensation Table above:

			Grants of Plan Based Awards during Fiscal Year 2008

Name	Grant Date		Estimated Future Payout Target (#)		Stock Award	Stock Options		Option Exercise Price ($)	Grant Date Fair Value ($)
Charles J. Drake	5/16/2008	[8]	-		-	500,000		0.17	59,989
	9/17/2008	[8]	500,000	[9]	500,000	500,000		0.30	408,227
Mark R. Doede	1/22/2008	6-7	-		-	33,000	[4]	0.13	2,885
	2/15/2008	[7]	-		-	235,000		0.26	13,348
	4/4/2008	[8]	-		-	100,000	[3]	0.15	10,303
	5/16/2008	[8]	-		-	116,000		0.17	13,917
	9/17/2008	[8]	184,000	[9]	-	-		-	55,200
Jeffrey J. Becker	1/22/2008	[6]	-		-	33,000	[1]	0.13	2,885
	2/15/2008	[7]	-		-	130,000		0.26	7,384
	5/1/2008	[6]	-		-	57,000		0.22	8,836
	5/16/2008	[8]	-		-	90,000		0.17	10,798
	9/17/2008	[8]	-		-	257,000		0.30	55,628
Andrew Blowers	1/22/2008	[6]	-		-	33,000	[2]	0.13	2,885
	2/15/2008	[7]	-		-	300,000		0.26	17,040
	4/4/2008	[8]	-		-	15,000	[3]	0.15	1,545
	5/1/2008	[6]	-		-	40,000		0.22	6,201
	5/16/2008	[8]	-		-	142,000		0.17	17,037
	9/17/2008	[8]	-		-	243,000		0.30	52,598
Paul M. Zink	1/22/2008	[6]	-		-	30,000	[5]	0.13	2,623
	2/15/2008	[7]	-		-	155,000		0.26	8,804
	4/4/2008	[8]	-		-	8,000	[3]	0.15	824
	5/16/2008	[8]	-		-	82,000		0.17	9,838
	9/17/2008	[8]	-		-	200,000		0.30	43,291

1 These stock options were issued in exchange for options originally granted on various dates with a weighted average exercise price of $0.60.
2 These stock options were issued in exchange for options originally granted on various dates with a weighted average exercise price of $0.70.
3 These stock options were issued in exchange for options originally granted on October 22, 1999 with an exercise price of $1.065.
4 These stock options were issued in exchange for options originally granted on various dates with a weighted average exercise price of $0.87.
5 These stock options were issued in exchange for options originally granted on various dates with a weighted average exercise price of $0.83.
6 These stock options were issued from the 1999 Employee Stock Option Plan.
7 These stock options were issued from the 2004 Employee Stock Option Plan.
8 These stock options were issued from the 2008 Equity Incentive Plan.
9 Grant vests when all Class 2 Notes are repaid.

Outstanding Equity Awards at Fiscal Year-End

The following table lists unexercised options as of December 31, 2008 for the executive officers named in the Summary Compensation Table above.

	Option Awards					Stock Awards

	Number of Securities Underlying Unexercised Options at FY-End (#)					Equity Incentive Plan Awards
Name	Exercisable	Unexercisable	Option Exercise Price ($)		Option Expiration Date	Market value of unearned shares ($)	[6]	Number of unearned shares (#)
Charles J. Drake		500,000	0.17		5/15/2018
	500,000		0.30		9/16/2018
						50,000		500,000

Mark R. Doede		33,000	0.13		1/20/2018
		235,000	0.26	[4]	2/14/2018
		100,000	0.15	[3]	4/3/2018
		116,000	0.17		5/15/2018
						18,400		184,000

Jeffery J. Becker		33,000	0.13		1/20/2018
		130,000	0.26	[1]	2/14/2018
		57,000	0.22		4/30/2018
		90,000	0.17		5/15/2018
	157,000	100,000	0.30		9/16/2018

Andrew Blowers		33,000	0.13		1/20/2018
		300,000	0.26	[2]	2/14/2018
		15,000	0.15	[3]	4/3/2018
		40,000	0.22		4/30/2018
		142,000	0.17		5/15/2018
	168,000	75,000	0.30		9/16/2018

Paul M. Zink		30,000	0.13		1/20/2018
		155,000	0.26	[5]	2/14/2018
		8,000	0.15	[3]	4/3/2018
		82,000	0.17		5/15/2018
	175,000	25000	0.30		9/16/2018

1 These stock options were issued in exchange for options originally granted on various dates with a weighted average exercise price of $0.60.
2 These stock options were issued in exchange for options originally granted on various dates with a weighted average exercise price of $0.70.
3 These stock options were issued in exchange for options originally granted on October 22, 1999 with an exercise price of $1.065.
4 These stock options were issued in exchange for options originally granted on various dates with a weighted average exercise price of $0.87.
5 These stock options were issued in exchange for options originally granted on various dates with a weighted average exercise price of $0.83.
6 Valued at the closing price of $0.10 on February 28, 2009.

Refer to Note I - Share Based Compensation of the Financial Statements as presented in the 10-K for the year ended December 31, 2008 for more information.

Director Compensation Table

The following table sets forth the cash compensation paid to directors or the Company for the last fiscal year.  No directors received any non-cash compensation.  For compensation paid to Charles J. Drake, refer to the Summary Compensation table above.

Name	Fees Earned ($)
Vincent Shunsky	7,200
William Wallace	10,400

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers or beneficial owners of over 10% of any class of the Company's equity securities to file certain reports regarding their ownership of the Company's securities or any changes in such ownership.  Mr. Max Coon and Maxco, Inc. were late filing Form 4’s for a September 15, 2008 transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 28, 2009 about the shareholders who we believe are the beneficial owners of more than five percent (5%) of our outstanding common stock, as well as information about ownership of our common stock by each of our directors, our chief executive officer, our chief financial officer, our other three most highly compensated executive officers and our directors and named executives as a group. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns. Except as otherwise noted below, the address of each person or entity named in the following table is c/o Integral Vision, Inc., 49113 Wixom Tech Drive, Wixom, Michigan 48393.

Amount and Nature of Beneficial Ownership
Name and Address		Amount and Nature of	Percent of
of Beneficial Owner	Type of Class	Beneficial Ownership	Class
Austin W. Marxe	Common Stock	9,672,489	26.72%
David M. Geenhouse (1)
153 East 53rd Street, 55th Floor
New York, NY 10022

Bonanza Master Fund, LTD (2)	Common Stock	3,745,600	10.70%
300 Crescent Court, Suite 1740
Dallas, TX 75201

Maxco, Inc.	Common Stock	3,156,758	10.02%
1005 Charlevios Drive
Grand Ledge, MI 48837

J. N. Hunter (3)	Common Stock	8,849,743	24.04%
Industrial Boxboard Corporation
2249 Davis Court
Hayward, CA 94545

John R. Kiely, III (4)	Common Stock	9,256,854	25.37%
17817 Davis Road
Dundee, MI 48131

Charles J. Drake (5)	Common Stock	4,445,803	14.00%

Max A. Coon (6)	Common Stock	759,006	2.47%

Mark R. Doede (7)	Common Stock	682,000	2.19%

Jeffery B. Becker (8)	Common Stock	426,200	1.37%

Andrew Blowers (9)	Common Stock	665,550	2.12%

Paul M. Zink (10)	Common Stock	409,300	1.31%

Vincent Shunsky (11)	Common Stock	23,183	*

William B. Wallace	Common Stock	0	*

All Directors and Officers as a Group (8 persons) (12)	Common Stock	7,429,042	22.05%
______________
* Beneficial ownership does not exceed 1%.

(1)
Austin W. Marxe and David M. Greenhouse are the principal owners of AWM, SSTA and MG. AWM is the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. SSTA is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. and the Special Situations Technology Fund II, L.P. MG is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Through their control of AWM, SSTA and MG, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed below. The total beneficial ownership of Messrs. Marxe and Greenhouse includes:

(i)
219,200 shares of common stock currently held and warrants for the purchase of 105,000 shares and 204,325 shares, which expire on April 12, 2010 and September 15, 2013 respectively, held by Special Situations Technology Fund, L.P.;

(ii)
1,352,800 shares of common stock currently held and warrants for the purchase of 645,000 shares and 1,255,135 shares, which expire on April 12, 2010 and September 15, 2013 respectively, held by Special Situations Technology Fund II, L.P.;

(iii)
738,608 shares of common stock currently held and warrants for the purchase of 350,000 shares and 681,081 shares, which expire on April 12, 2010 and September 15, 2013 respectively, held by Special Situations Cayman Fund, L.P.; and

(iv)
1,574,888 shares of common stock currently held and warrants for the purchase of 750,000 shares and 1,459,459, which expire on April 12, 2010 and September 15, 2013 respectively, held by Special Situations Private Equity Fund, L.P.

(v)	309,841 shares of common stock currently held by Special Situations Fund III QP, L.P.

(vi)	27,152 shares of common stock currently held by Special Situations Fund III, L.P.

(2)
The total beneficial ownership includes 3,745,600 shares of common stock currently held but does not include warrants for the purchase of 1,250,000 shares, which expire on April 12, 2010, and warrants for the purchase of 3,000,000 shares, which expire on September 15, 2013, both of which are subject to 4.99% blocker clauses.

(3)	The total beneficial ownership includes:

(i)	263,846 shares of common stock held directly by J.N. Hunter in the J.N. Hunter IRA;

(ii)	187,846 shares held by the Industrial Boxboard Company, of which Mr. Hunter and his spouse are the sole general partners;

(iii)	2,343,272 shares held by the Industrial Boxboard Corporation Profit Sharing Plan and Trust, of which Mr. Hunter and his spouse are the sole trustees;

(iv)
124,164 shares and 693,131 shares issuable upon the exercise of warrants held by the Industrial Boxboard Corporation Profit Sharing Plan and Trust, which expire on April 13, 2009 and September 15, 2012 respectively; and

	(v)	5,237,484 shares issuable upon the conversion of convertible notes held by the Industrial Boxboard Corporation Profit Sharing Plan and Trust which mature on July 1, 2010.

(4)	The total beneficial ownership for John R. Kiely, III includes:

(i)	2,211,988 shares of common stock held directly;

(ii)	2,622,032 shares of common stock issuable upon the conversion of convertible notes which mature July 1, 2010 and are held by John R. Kiely, III in his personal living trust;

(iii)
156,281 shares of common stock issuable upon the exercise of warrants, which expire July 30, 2011, which are held directly by John R. Kiely, III and 191,733 shares of common stock issuable upon the exercise of warrants which expire January 2, 2012 which are held by John R. Kiely, III in his personal living trust.

(iv)	1,291,693 shares held by John R. and Margaret Lee Kiely Revocable Trust, of which John R. Kiely, III is the sole trustee;

(v)
warrants for the purchase of 362,462 shares held by John R. and Margaret Lee Kiely Revocable Trust, 114,684 of which expire on April 13, 2009, 67,730 of which expire on July 30, 2011, and 180,048 of which expire on January 2, 2012;

(vi)	2,410,465 shares issuable upon the conversion of convertible notes held by the John R. and Margaret Lee Kiely Revocable trust, which mature on July 1, 2010; and

(vii)	10,200 shares held by Michael H. Kiely Trust, of which John R. Kiely is the co-trustee.

but does not include warrants for the purchase of 156,281 shares and 191,733 shares held by John R. Kiely III which expire on July 30, 2011 and January 2, 2012 respectively; and warrants for the purchase of 67,730 shares and 180,048 shares held by John R. and Margaret Lee Kiely Revocable Trust which expire on July 30, 2011 and January 2, 2012 respectively, all of which are subject to a 9.90% blocker clause.

(5)	The total beneficial ownership for Mr. Drake includes:

(i)	2,995,803 shares of common stock currently held;

(ii)	500,000 shares of restricted common stock which vest when all Class 2 Notes are repaid;

(iii)	500,000 options to purchase common stock which are immediately exercisable; and

(iv)	500,000 options to purchase common stock which are exercisable May 1, 2009.

(6)	The total beneficial ownership for Mr. Coon includes:

(i)	238,495 shares of common stock held directly;

(ii)	503,452 shares of common stock issuable upon the conversion of convertible notes held directly by Max A. Coon; and

(iii)	17,059 shares held by Max A. Coon IRA.

(7)	The total beneficial ownership for Mr. Doede includes;

(i)	41,500 shares of common stock currently held;

(ii)	184,000 shares of restricted common stock which vest when all Class 2 Notes are repaid;

(iii)	290,500 options to purchase common stock which are immediately exercisable;

(iv)	50,000 options to purchase common stock which are exercisable April 4, 2009; and

(v)	116,000 options to purchase common stock which are exercisable May 1, 2009;

but does not include options for the purchase of 117,500 and 50,000 shares of common stock which are exercisable April 4, 2010 and May 1, 2010 respectively.

(8)	The total beneficial ownership for Mr. Becker includes:

(i)	24,200 shares of common stock currently held;

(ii)	255,000 options to purchase common stock which are immediately exercisable; and

(iii)	147,000 options to purchase common stock which are exercisable May 1, 2009;

but does not include options for the purchase of 75,000, 65,000, and 25,000 shares of common stock which are exercisable September 15, 2009, February 15, 2010, and September 15, 2010 respectively.

(9)	The total beneficial ownership for Mr. Blowers includes:

(i)	55,050 shares of common stock currently held;

(ii)	421,000 options to purchase common stock which are immediately exercisable;

(iii)	7,500 options to purchase common stock which are exercisable April 4, 2009; and

(iv)	182,000 options to purchase common stock which are exercisable May 1, 2009;

but does not include options for the purchase of 40,000, 150,000, 7,500, and 35,000 shares of common stock which  are exercisable  September 15, 2009, February 15, 2010, April 4, 2010, and  September 15, 2010 respectively.

(10)	The total beneficial ownership for Mr. Zink includes:

(i)	15,800 shares of common stock currently held;

(ii)	307,500 options to purchase common stock which are immediately exercisable;

(iii)	4,000 options to purchase common stock which are exercisable April 4, 2009; and

(iv)	82,000 options to purchase common stock which are exercisable May 1, 2009;

but does not include options for the purchase of 25,00, 77,500, and 4,000 shares of common stock which are exercisable September 15, 2009, February 15, 2010, and April 4, 2010 respectively.

(11)	The total beneficial ownership includes 21,183 shares of common stock held directly by Vincent Shunsky and 2,000 shares held by Mr. Shunsky’s IRA.

(12)
The total beneficial ownership includes 4,043,090 shares of common stock currently held by our officers and directors and options to purchase 2,862,500 shares held by four officers, which they are eligible to exercise immediately or within the next 60 days; but does not include options to purchase 671,500 shares held by four officers, which they are eligible to exercise beginning September 15, 2009.

PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION

The Company proposes to amend its Articles of Incorporation to increase the number of its no par value, non-cumulative, common stock from 70,000,000 to 90,000,000.  There are no preemptive rights to the Company’s common stock.  As of March 24, 2009, the Company had 30,750,409 common shares outstanding.

A primary reason for the proposal to amend the Articles of Incorporation to increase the authorized shares of common stock is to allow the company to raise additional equity funding for continuing operations and anticipated growth.  If the Company does so, existing security holders will own a smaller percentage of the Company.

PROPOSED AMENDMENT OF 2008 EQUITY INCENTIVE PLAN

The Company's Board of Directors adopted the Integral Vision Inc. 2008 Equity Incentive Plan (“Plan”), effective March 24, 2008, contingent on shareholder approval, which was obtained at the 2008 annual shareholders meeting.

The Plan is designed to promote the interests of the Company and its shareholders by providing a means by which the Company can grant equity-based incentives to eligible employees of the Company or any Subsidiary as well as non-employee directors, consultants, or advisors who are in a position to contribute materially to the Company's success ("Participants").  The Plan permits the Compensation Committee of the Company's Board of Directors ("Compensation Committee") to grant Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, and Shares.  A copy of the Plan was filed as Exhibit 10(5) to the Company's Form 10-KSB, filed March 31, 2008.

As originally approved, the Plan provided for up to the following number of Shares to be used for Awards:

(a)           4,828,000 shares, plus

(b)           Any Shares covered by an Award under the Plan or option under the Prior Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the Award or option under the Prior Plan, plus

(c)           Any Shares exchanged by a Participant as full or partial payment to the Company of the Exercise Price of any Award under the Plan.

Of the Shares authorized for Awards, only 1,316,000 Shares remained available as of  March 24, 2009.  As a result, the Board, pursuant to the recommendation of the Compensation Committee, has adopted an amendment of the Plan, contingent on shareholder approval, which makes an additional 2,500,000 Shares available for Awards under the Plan.  The amendment also provides that, in addition to the 2,000,000 Shares available for Awards to the Company's Chief Executive Officer during the two-year period beginning March 12, 2008, another 1,500,000 Shares are available for Awards to the Company's Chief Executive Officer during the two-year period beginning March 24, 2009.

A copy of the Plan, as Amended and Restated to reflect the foregoing amendment, is set out in Exhibit 10(6) to this Proxy Statement.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Rehmann Robson served the Company as its independent auditors for the year ended December 31, 2008.  A representative of Rehmann Robson is expected to be present at the Annual Meeting of Shareholders, will be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

During the years ended December 31, 2007 and December 31, 2008, Rehmann Robson billed the Company for its services as follows:

Audit Fees. For aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2007 and December 31, 2008 and the reviews of the financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission during the years:

2007:	$58,477
2008:	$56,500

Tax Fees.  For aggregate fees billed for professional services rendered for the preparation of the Company’s annual  tax returns for the years ended December 31, 2007 and December 31, 2008:

2007:	$5,000
2008:	$3,000

Other Professional Services Fees.   For aggregate fees billed for professional fees with regard to proposed registration statement and specific tax consulting projects for the year ended December 31, 2007 and December 31, 2008:

2007:	$7,493
2008:	$11,000

The Audit Committee of the Company's Board of Directors is of the opinion that the provision of services described above was compatible with maintaining the independence of Rehmann Robson.  All services rendered to the Company by Rehmann Robson are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee.  A statement of work and associated fees for audit and tax services is negotiated by the Audit Committee before work is begun.  Professional services outside of the statement of work are requested on an as needed basis.  These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Rehmann Robson’s core work, which is the audit of the Company’s financial statements.  The Company’s Board of Directors has accepted the recommendation of the Audit Committee that the Company retain the firm of Rehmann Robson to serve as the Company’s independent auditors for the year ended December 31, 2009.

SHAREHOLDER PROPOSALS

Any proposals which Shareholders of the Company intend to present at the next annual meeting of the Company must be received at the Company by December 8, 2009, for inclusion in the Company's proxy statement and proxy form for that meeting.  Where a Shareholder making a proposal does not choose to seek to have such proposal included in the Company's proxy materials, such proposal will not be considered timely for submission at the next annual meeting unless it is received by the Company by February 22, 2010, and in such case, the Company's proxy will provide the management proxies with discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.  Proposals should be directed to the attention of Investor Relations at the offices of the Company, 49113 Wixom Tech Drive, Wixom, Michigan 48393.

DELIVERY TO SHAREHOLDERS SHARING AN ADDRESS

Only one copy of the notice of this proxy statement is being delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of such shareholders.  A separate copy of the notice will be promptly delivered upon written or oral request of a shareholder at a shared address directed to the attention of Investor Relations at the offices of the Company, 49113 Wixom Tech Drive, Wixom, Michigan 48393, telephone number 248-668-9230.  Shareholders at a shared address who wish to receive multiple copies of the Company's notices in the future, or alternatively who are receiving multiple copies and wish to receive only a single copy, may direct their request to the attention of Investor Relations at the forgoing address and telephone number.

OTHER BUSINESS

The Company’s management knows of no other matters that may come before the meeting.  However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

The cost of solicitation of proxies will be borne by the Company.  In addition to solicitations by use of the mails, officers and regular employees of the Company may solicit proxies by telephone or in person.

By Order of the Board of Directors Max A. Coon Secretary

INTEGRAL VISION, INC.

Proxy solicited on behalf of the Board of Directors
for Annual Meeting of Shareholders
to be held May 20, 2009.

The undersigned hereby constitutes and appoints Max A. Coon and Charles J. Drake, and each or any of them, attorney and proxy for and in the names and stead of the undersigned, to vote all stock of Integral Vision, Inc. (“Integral Vision”) on all matters unless the contrary is indicated herein at the Annual Meeting of Shareholders to be held at the corporate offices, 49113 Wixom Tech Drive, Wixom, Michigan 48393 on May 20, at 4:00 p.m. local time or at any adjournments thereof, according to the number of votes that the undersigned could vote if personally present at said meeting.  The undersigned directs that this proxy be voted as follows on the reverse side.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned Shareholder.  If no direction is made, this proxy will be voted FOR the Proposals.

PLEASE MARK, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

_____________________________________________________________________________________________
Please sign exactly as your name(s) appear(s) on the reverse side.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

1.	ELECTION OF DIRECTORS For All With-For All

		For All Nominees	With- hold	For All Except
M. Coon	V. Shunsky
C. Drake	W. Wallace	________	________	________
M. Doede

INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominee, mark the “For All Except” box and strike a line through the Name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2.	AMENDMENT TO ARTICLES OF INCORPORATION

The Company is authorized to amend its articles of incorporation to increase the authorized shares of common stock which it is authorized to issue from 70,000,000 to 90,000,000.

For_______    Against_________    Abstain_________

3.	AMENDMENT AND RESTATEMENT OF INTEGRAL VISION, INC. 2008 EQUITY COMPENSATION PLAN

The Company is authorized to adopt the Amendment and Restatement of 2008 Equity Compensation Plan increasing the maximum shares of its common stock awardable by 2,500,000 shares.

For_______    Against_________    Abstain_________

4.	In their discretion, the Proxies are authorized to vote uponsuch other business as may come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.    _______

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.	DATED:	, 2009

Shareholder sign here		Co-owner sign here